Exhibit 10(n)

PARKER-HANNIFIN CORPORATION 2006 TARGET INCENTIVE BONUS PLAN

DESCRIPTION

1. Definitions:

(a)	“Company” means Parker-Hannifin Corporation, an Ohio corporation.

(b)	“Committee” means the Management Development and Compensation Committee of the Board of Directors of the Company.

(c)	“Free Cash Flow” or “FCF” equals cash flow from operations less capital expenditures.

(d)	“FCF Margin” is FCF as a percent of sales.

2. Participants: All of the executive officers of the Company, plus Group Presidents who are not executive officers; excluding however the Chief Executive Officer, President and two Executive Vice Presidents of the Company.

3. Payments earned under the Bonus Plan depend upon the Company’s FCF Margin for FY06.

4. Target awards for each participant are determined by the Committee. The payout under the Plan ranges from 25% to 200% of each participant’s target award with 100% payout set at achievement of FCF Margin of 6.0%.

FCF Payout Schedule

FY06 FCF Margin	Percentage of Target Award Paid
<3.0%	0%
3.0%	25%
4.0%	50%
5.0%	75%
6.0%	100%
6.9%	123%
8.0%	163%
>9.0%	200%

5. The Committee has determined that it is appropriate to exclude discretionary pension plan contributions from calculating FCF Margin. The Committee retains discretion to exclude additional extraordinary items from actual results to the degree appropriate.